                                                                    EXHIBIT 10.2

                   EXCESS OF LOSS REINSURANCE AGREEMENT

                                                                                ARTICLE          PAGE
                                                                                -------          ----
BUSINESS COVERED                                                                I
EXCLUSIONS                                                                      II
TERRITORY                                                                       III
TERM AND CANCELLATION                                                           IV
DEFINITIONS                                                                     V
RETENTION AND LIMIT                                                             VI
WARRANTY                                                                        VII
PREMIUM                                                                         VIII
CONTINGENT PROFIT COMMISSION                                                    IX
REPORTS                                                                         X
NET RETAINED LIABILITY                                                          XI
NOTICE OF LOSS AND LOSS SETTLEMENTS                                             XII
INTEREST PENALTY                                                                XIII
SUBROGATION                                                                     XIV
EXTRA CONTRACTUAL OBLIGATIONS AND
EXCESS LIMITS LIABILITY                                                         XV
OFFSET                                                                          XVI
INSOLVENCY                                                                      XVII
ARBITRATION                                                                     XVIII
DELAYS, ERRORS OR OMISSIONS                                                     XIX
ENTIRE AGREEMENT/AMENDMENTS                                                     XX
INSPECTION                                                                      XXI
TAXES                                                                           XXII
FEDERAL EXCISE TAX                                                              XXIII
CURRENCY                                                                        XXIV
RESERVES AND FUNDING                                                            XXV
SERVICE OF SUIT                                                                 XXVI
COMMUTATION                                                                     XXVII
INTERMEDIARY                                                                    XXVIII

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                      EXCESS OF LOSS REINSURANCE AGREEMENT

THIS AGREEMENT is made and entered into by and between the ILLINOIS STATE MEDICAL INTER-INSURANCE EXCHANGE, Chicago, Illinois (hereinafter called the "Company") of the one part, and the various Reinsurers as identified by the attached Interests and Liabilities Agreements (hereinafter called the "Reinsurers") of the other part.

WITNESSETH

That in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

                                    ARTICLE I

BUSINESS COVERED

Reinsurers will indemnify the Company, subject to the limits set forth in the RETENTION AND LIMIT ARTICLE for losses to the Company in respect of Professional Liability Policies (including Personal Injury Liability) and Extended Reporting Endorsements attaching thereto, covering medical practitioners, and their medical partnerships, clinics, and corporations.

All reinsurance for which Reinsurers will be obligated by virtue of this Agreement will be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the respective Policies of the Company to which this reinsurance applies, subject always to the terms and conditions of this Agreement. Nothing herein will in any manner create any obligations or establish any rights against Reinsurers in favor of any third parties or any persons not parties to this Agreement except as provided in the INSOLVENCY ARTICLE.

                                    ARTICLE II

EXCLUSIONS

No reinsurance indemnity will be afforded under this Agreement for:

A. Loss or liability excluded by the attached Nuclear Incident Exclusion Clause Liability - Reinsurance - U.S.A. (NMA 1590).

B. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guarantee hind, insolvency fund, plan, pool, association, hind, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns,


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         which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

C.       Directors' and Officers' Liability when written as such.

D.       Reinsurance assumed.

                                   ARTICLE III

TERRITORY

The territorial scope of this Agreement will follow that of the Company's Policies.

                                   ARTICLE IV

TERM AND CANCELLATION

PART I

This part of the Agreement will apply to all Loss Events during the period from July 1, 1997, 12:01 a.m. Central Standard Time, to July 1, 1999, 12:01 a.m. Central Standard Time, where the Date of Loss of such Loss Event is on or after July 1, 1997, 12:0 1 a.m. Central Standard Time.

PART II

This part of the Agreement will apply to all losses under Policies (including Extended Reporting Endorsements attaching thereto) attaching during the period from July 1, 1997, 12:01 a.m. Central Standard Time, to July 1, 1999, 12:01 a.m. Central Standard Time, but only in respect of those losses where the Date of Loss for such Loss Event is reported prior to July 1, 1995, 12:0 1 a.m. Central Standard Time.


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IN RESPECT OF BOTH PARTS I AND II

In the event this Agreement is not renewed, this Agreement will expire on a cut-off basis, and the Reinsurers will not be liable for any Loss Events occurring on or after the expiration date, except for as hereinafter provided.

The parties recognize that in the event of non-renewal of this Agreement, Loss Events occurring prior to expiration may involve claims first reported to the Company after expiration. In such event such claims will be considered part of the Loss Event and covered under this Agreement so long as the policies to which such claims attached were in force at the time of non-renewal, continuously renewed by the Company or other carrier from the date of expiration until the date the claim is first reported to the Company, and the date that the claim was first reported to the Company is less than eight years from the date of expiration. Any such policy will be deemed to have a limit of liability and coverage no greater than that provided by such policy at the time of expiration.

The Reinsurers shall remain liable for Loss Events occurring after expiration of this Agreement only as respects any extended reporting endorsements in force at the expiration date of this Agreement. Any extended reporting endorsements in force at the expiration date of this Agreement will run-off until their natural expiration dates, but for the purpose of this Agreement, not exceeding eight years from the expiration date of this Agreement.

Notwithstanding the foregoing, the parties to this Agreement recognize that a Loss Event may involve claims covered by this Agreement, as well as claims not covered hereunder. In such a case, the Company's retention and the Reinsurers' limit of liability for the Loss Event will be proportionate, with the amount of Ultimate Net Loss to be retained by the Company being reduced to that percentage which the Company's settled losses covered by this Agreement bear to the total of all the Company's settled losses contributing to the same Loss Event. The Reinsurers' liability will be arrived at in the same manner.

In the event any Reinsurer hereon ceases to write Casualty business during the term of this Agreement, said Reinsurer's participation, at the option of the Company, may be canceled ab initio and each party will return to the other party all transactions previously paid in respects of the Agreement within seven working days. Upon the return of the previously paid transactions, the Reinsurer will be relieved of all liabilities incurred under this Agreement. Furthermore, if at any time during the term of this Agreement either party to this Agreement is acquired or controlled by, merged with, or reinsures its entire business with any other company, corporation, or individual or individuals not controlling that party's operations at the inception of this Agreement, the other party will have the right to cancel this Agreement by giving 30 days written notice by certified or registered mail.


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Notwithstanding the expiration (or cancellation) of this Agreement as hereinabove provided, its provisions will continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder will be hilly performed and discharged.

                                    ARTICLE V

DEFINITIONS

The following definitions will be used in this Agreement:

A. The term "Ultimate Net Loss" as used in this Agreement will mean the actual loss paid by the Company, or for which the Company becomes liable to pay (including 90% of any Extra Contractual Obligation amount as defined herein, 90% of any Excess Limits Liability amount as defined herein and interest accrued prior to judgment where such interest is made part of the judgment, but will exclude all other interest and expenses which will be handled in accordance with the NOTICE OF LOSS AND LOSS SETTLEMENTS ARTICLE), but salvages and all recoveries, including recoveries under all reinsurance that inures to the benefit of this Agreement whether recovered or not, will be first deducted from such loss to arrive at the amount of liability attaching hereunder.

         All salvages, recoveries, or payments recovered or received subsequent to loss settlements hereunder will be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments will be made by the parties hereto.

         Nothing in this definition will be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

B. The term "Policy" as used in this Agreement will mean any binder, policy, certificate, contract, or agreement of insurance, whether written or oral, issued, accepted, or held covered provisionally or otherwise, by the Company or on behalf of the Company by Illinois State Medical Insurance Services, Inc.

C. The term "Claim Made" or "Claims Made" as used in this Agreement will mean receipt by the Company of notice that a claim is being made or may be made against an insured covered under a Policy affording coverage on the basis of claims so made, provided that the nature of the notice satisfies the requirements of the Policy involved. The date the claim is considered to be first made, as provided for in the Company's Policy, will be considered as the date of loss for this Agreement.


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D.       The term "Extended Reporting Endorsement" as used in this Agreement will mean coverage for Claims Made after the cancellation, termination, or expiration of the Company Policy on losses that would have been covered under the Policy had the claims been made during the term of that Policy.

         As respects Extended Reporting Endorsements:

         1. The reporting period is unlimited; however, for purposes of this Agreement, the reporting period is deemed to be eight years, and the Reinsurers will have no liability for Claims Made after this period.

         2. The limits of the Policy are restated as of the effective date of the Extended Reporting Endorsement and annually thereafter.

         3. For deceased, disabled, and retired insureds, coverage under an Extended Reporting Endorsement is automatic with no further charge as all Policy rates include a charge for such coverage. For all other insureds, the Company's premium for an Extended Reporting Endorsement will be calculated as a percentage of the expiring Policy premium, and such premium will be considered to be fully earned on the cancellation, termination, or expiration date of the Policy.

E. The term "Loss Event" as used in this Agreement will mean any one casualty, accident, loss, or series of casualties, accidents, or losses caused by an error or omission to act, or series of errors or omissions to act.

         The date of any Loss Event, regardless of the number of Policies, extended reporting endorsements, or claimants involved, will be deemed to be the date upon which the first claim is first notified to the Company. Notwithstanding the foregoing, as respects Part II of the Term and Cancellation Article, the date of any Loss Event for claims made during an extended reporting period issued prior to July 1, 1995, will be the last in force day of the original Policy period.

F. The term "Gross Net Earned Premium Income" as used in this Agreement will mean gross earned premium income on business the subject of this Agreement, less earned premium income paid for reinsurance, recoveries under which would inure to the benefit of this Agreement.

G. The term "Statutory Reserves" as used in this Agreement will mean the Reinsurers' shares of those loss and loss expense reserves in respect of policy limits up to $5,000,000 that are subject to this Agreement, as reflected on the Company's statutory financial statement to the state insurance department as at June 30th.


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

                                  ARTICLE VI

RETENTION AND LIMIT

PART I

The Reinsurers will be liable in respect of each and every Loss Event, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $1,000,000, each and every Loss Event, subject to a limit of liability to the Reinsurers of $4,000,000, each and every Loss Event.

Notwithstanding the limits of liability stated above, the Reinsurers' maximum liability for all losses recoverable including pro-rata expenses recoverable in accordance with the NOTICE OF LOSS AND LOSS SETTLEMENTS ARTICLE will be limited to an amount equal to 250% of the Reinsurers' premium as calculated in accordance with the PREMIUM ARTICLE.

Amounts recoverable under the Company's Excess Cession Reinsurance Agreements (100% basis), or which would be recoverable were it not for the limits of liability stated in those Agreements, will be deducted in determining the Ultimate Net Loss for purposes of this Agreement.

Should a claim be made during the period of this Agreement under an Extended Reporting Endorsement attaching to Policies attaching to Agreements incepting prior to July 1, 1995, recoveries made under such prior Agreement years will inure to the benefit of Reinsurers hereon.

PART II

An interlocking of policies format was utilized in the RETENTION AND LIMIT ARTICLES of the Company's former FIRST EXCESS OF LOSS REINSURANCE AGREEMENTS (in force prior to July 1, 1995). In order to preserve the integrity of this format for those Agreements, the following provisions are in place, however, the Company, acting as a co-reinsurer under this section, will retain the liability under this section that would otherwise be the responsibility of Reinsurers hereon:

A. The Reinsurers will be liable in respect of each and every loss, each and every insured, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $500,000 each and every loss, each and every insured, subject to a limit of liability to the Reinsurers of $500,000 each and every loss, each and every insured.

B. The Reinsurers will be liable for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $500,000 each and every Loss Event, subject to a limit of liability to the Reinsurer of $2,000,000 each and every Loss Event. Recoveries under subsection A. above will be deducted in determining the Ultimate Net Loss for purposes of this section.

C. The parties to this Agreement recognize that a Loss Event may involve Policies covered by this Agreement, as well as Policies not covered hereunder but only by reason of having been written or renewed before the term of this Agreement. In such a case, the Company's


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         retention and the Reinsurers' limit of liability for the Loss Event will be proportionate, with the amount of Ultimate Net Loss to be retained by the Company being reduced to that percentage which the Company's sealed losses under Policies covered by this Agreement bear to the total of all the Company's settled losses contributing to the same Loss Event. The Reinsurers' liability will be arrived at in the same manner.

D. Amounts recoverable under the Company's Excess Cessions Reinsurance Agreements (100% basis), or which would be recoverable were it not for the limits of liability specified in those Agreements, will also be deducted in determining the Ultimate Net Loss for purposes of this section.

                                    ARTICLE VII

WARRANTY

It is hereby warranted that:

A. The maximum limits of liability on Policies and their Extended Reporting Endorsements reinsured hereunder are as follows, or so deemed.

1.       As respects Policies issued to individuals:

         (a)      $2,000,000 any one loss, any one insured; and
         (b)      $4,000,000 in the aggregate per Policy period per insured.

2.       As respects Physician Clinic Policies:

         (a)      $2,000,000 any one loss, any one insured; and
         (b) an amount equal to $4,000,000 multiplied by the number of insureds, in the aggregate per Policy period.


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3.       As respects partnerships, corporations, and entity coverage provided under Physician Clinics Policies:

         (a)      $5,000,000 any one loss, any one insured; and
         (b)      $10,000,000 in the aggregate per Policy period per insured.

B. Excess cessions reinsurance above $1,000,000 each and every loss, each and every insured, $3,000,000 in the aggregate per insured per Policy period (other than Physician Clinic Policies where the aggregate limit per Policy period is a multiple of the number of insureds) will be deemed in force, and recoveries will inure to the benefit of the Reinsurers hereon regardless of the limits of liability of such reinsurance.

C. The Company will be the sole judge of what constitutes one insured for all purposes of this Agreement.

                                    ARTICLE VIII

PREMIUM

A. The Company will pay the Reinsurers an annual deposit premium of $20,520,000, payable in equal quarterly installments in advance.

B. Within 60 days following the expiration of this Agreement, the Company will adjust the deposit premiums against a rate of 12.00% of the Company's Gross Net Earned Premium Income.

                                    ARTICLE IX

CONTINGENT PROFIT COMMISSION

Three years following the expiration of this Agreement a contingent calculation will be prepared by the Company in accordance with the following, and a contingent, if any, paid to the Company by the Reinsurers.

A.       INCOME

         The Reinsurers' premium for this Agreement, being the gross ceded premium.


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B.       Outgo

         1. Loss and loss expense paid by the Reinsurers under this Agreement, plus 100% of Statutory Reserves,

         2. PLUS: The Reinsurers' expense allowance of 15% of the Reinsurers' premium as in A. above,

The contingent will be 40% of the amount by which Income exceeds Outgo.

The contingent calculation will be provisional until all losses covered hereunder have been settled, closed, or commuted. In the interim, annual adjustments will be made between the parties.

Should Outgo exceed Income, the difference will be considered as the Reinsurers' loss and will be carried forward into the contingent calculation for the renewal of this Agreement, but not to exceed three years.

                                  ARTICLE X

REPORTS

Within 60 days after the expiration of this Agreement, the Company will furnish the Reinsurers with:

A.       Gross Net Earned Premium Income of the Company.

B. Any other information that the Reinsurers may require to prepare their NAIC Statements that is reasonably available to the Company.

                                  ARTICLE XI

NET RETAINED LIABILITY

This Agreement applies only to that portion of any insurance covered by this Agreement that the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurance that the Company retains net for its own account will be included. The amount of the Reinsurer liability hereunder in respect of any loss or losses will not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts that may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

                                   ARTICLE XII


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NOTICE OF LOSS AND LOSS SETTLEMENTS

The Company will advise the Reinsurers of all claims which, in the opinion of the Company may involve the Reinsurers, and of all subsequent developments on these claims that may materially affect the position of the Reinsurers. Such advices are to include any claim where the reserve is more than $500,000.

Such advices are to be furnished periodically to the Reinsurers through monthly loss activity reports within 45 days of the end of the month. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers of such omission promptly upon discovery.

The Reinsurers agree to abide by the loss settlements of the Company, provided such loss settlements are within the terms and conditions of this Agreement, however, when so requested the Company will afford the Reinsurers an opportunity to be associated with the Company, at the expense of the Reinsurers in the defense of any claim or suit or proceeding involving this Agreement and the Company will cooperate with the Reinsurers in every respect in the defense or control of such claim, suit, or proceeding.

The Reinsurers will pay their share of loss settlements immediately upon receipt of proof of loss hereunder from the Company.

All investigation, adjustment, legal expense, including expense incurred as a result of a declaratory judgment action, and interest (other than interest accrued prior to judgment where such interest becomes part of the judgment) incurred by the Company (except office expenses and salaries of officials and employees not classified as loss adjusters) will be divided between the Company and the Reinsurers in proportion to their respective shares of the Ultimate Net Loss as determined in the RETENTION AND LIMIT ARTICLE. Such expense will be in addition to the limits stated in the RETENTION AND LIMIT ARTICLE, but will be subject to the aggregate limit as stated therein.

However, if a verdict, judgment, or award is reversed or reduced, the Company and the Reinsurers will share expenses incurred in securing such reversal or reduction in the proportion that each benefits from the reversal or reduction. Expenses incurred up to the time of the original verdict, judgment, or award will be shared in proportion to what would have been each party's share.


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                                  ARTICLE XIII

INTEREST PENALTY

Overdue payments under this Agreement will be subject to interest penalties. The sole purposes of this Article are: (1) to establish a point in time when a payment will be considered overdue, and (2) to provide a method of calculating interest penalties. The provisions of this Article will, therefore, not alter the provisions contained within any other Article of this Agreement.

A.       Payments from the Company to the Reinsurers will be considered overdue:

         1.       For the initial deposit premium;

                  a. 60 days after Agreement inception, if a Reinsurer authorized its share prior to the inception date; or

                  b. 60 days after a Reinsurer authorized its share, if its authorization was made after Agreement inception date.

         2.       30 days after the due dates of the remaining deposit premiums.

         3.       120 days after the due dates of the adjustment premiums.

         For purposes of this Paragraph A only, payments from the Company to the Reinsurers will mean that the Reinsurers have actually received the payments.

B. Payments from the Reinsurers to the Company will be considered overdue 45 days after the Reinsurers receive the request for payment, except:

         1. If the information contained in the request for payment is either not in accordance with the terms of this Agreement or not complete enough to allow the Reinsurers to validate the Company's request for payment, then, within 30 days of receipt of the request for payment, the Reinsurers will request such additional information, and the payment will be considered overdue 45 days after the Reinsurers receive the requested additional information.

         2. If the 45-day period noted above is exceeded because a Reinsurer disputes the validity of the request for payment, interest penalties will be payable for the entire overdue period, but only on the final settlement amount of the originally-disputed request for payment.

                  If, on such a disputed request for payment, the Company drew funds from a letter of credit or from any other funding vehicle established by a Reinsurer for the purposes


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                  of making payments to the Company, the Company will incur
                  interest penalties from the time of the draw until the time of the final settlement, but only on the difference between the amount drawn and the amount of the final settlement, the Company paying such difference and interest penalties to the Reinsurer within 45 days of the final settlement.

         For purposes of this Paragraph B only, payments received by the Intermediary within the 45-day time period will not be considered overdue.

C. Interest penalties, from the time a payment in considered overdue until the time of payment, will be computed by using the prime rate, as reported in the Wall Street Journal on the day on which the payment becomes overdue, plus 1%.

D. An interest penalty may be waived by the party to which it is owed, but such a waiver will not alter the rights to other interest penalties that may then be owed or owed in the future.

                                   ARTICLE XIV

SUBROGATION

Should the Company effect subrogation recovery or receive reimbursement on loss subject to this Agreement, then such recovery, less all expenses incurred in effecting the recovery (excluding salaries and expenses of officials and employees of the Company not classified as loss adjusters) will be applied between the parties having interest in the loss in the order inverse to that in which their respective liability attached.

Should a recovery effort be unsuccessful, or should the expenses of making a recovery exceed the recovery, then the Company and the Reinsurer will share such expense in proportion to their interest in the loss.


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                                  ARTICLE XV

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

This Agreement will extend to cover any losses arising from claims related extra contractual obligations and/or excess limits liability.

"Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured, or in the preparation or prosecution of an appeal consequent upon such action.

"Excess limits liability" as used in this Agreement will mean damages payable in excess of the policy limit as a result of the Company's alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the policy limit, in the preparation of the defense, in the trial of any action against the insured, or in the preparation or prosecution of an appeal consequent upon such action. Excess limits liability is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the Board of Directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the Board of Directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

The date on which any extra contractual obligation and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be part of the original loss and the date of such loss, for purposes of this Agreement, will be deemed in all circumstances to be the date of loss determined in accordance with the definition of Loss Event as provided in the DEFINITIONS ARTICLE and subject always to the provision of the TERM ARTICLE.

Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. In no event will the total liability of Reinsurers exceed their aggregate limit of liability as set forth in the RETENTION AND LIMIT ARTICLE.

                                  ARTICLE XVI


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OFFSET

In the event of insolvency, the parties hereto will be entitled to exercise their rights to offset any monies or balances due from each party to the other as the case may be in accordance with the provisions of the Illinois Insurance Code governing offset entitlements.


                                    ARTICLE XVII

INSOLVENCY

A. In the event of the Company's insolvency, the reinsurance afforded by this Contract shall be payable by the Reinsurer on the basis of the Company's liability under the policies reinsured without diminution because of the Company's insolvency or because its liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Reinsurer to offset against such funds due hereunder, any sums that may be payable to it by said insolvent Company in accordance with the OFFSET ARTICLE. The reinsurance shall be payable by the Reinsurer directly to the Company, its liquidator, receiver, conservator or statutory successor except (a) where this Contract specifically provides another payee of such reinsurance in the event of the Company's insolvency or (b) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of itself to the payees under such policies in substitution for the Company's obligation to such payees.

B. The Company's liquidator, receiver, conservator or statutory successor shall give written notice of the pendency of a claim against the Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. In the event of insolvency of the Company, the Reinsurer under this Contract will have all rights, as more fully set forth in Section 173 of Illinois Insurance Code, as amended.


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                                    ARTICLE XVIII

ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

D. All arbitrators shall be disinterested, active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

E. Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Chicago, Illinois but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the state of Illinois. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.


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                                    ARTICLE XIX

DELAYS, ERRORS, OR OMISSIONS

Inadvertent delays, errors, or omissions made in connection with this Agreement or any transaction hereunder will not relieve either party from any liability that would have attached had such delay, error, or omission not occurred, provided always that such error or omission is rectified immediately upon discovery.

                                    ARTICLE XX

ENTIRE AGREEMENT/AMENDMENTS

This Agreement constitutes the entire agreement between the parties. This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurers either by addenda hereto or by an exchange of letters; such addenda or letters will then constitute a part of this Agreement.

                                    ARTICLE XXI

INSPECTION

The Company will place at the disposal of the Reinsurers at all reasonable times, and the Reinsurers will have the right to inspect, through their authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith. The cost of such inspection will be borne by the Reinsurers.

                                    ARTICLE XXII

TAXES

The Company will pay all taxes (except Federal Excise Tax) on premiums reported to Reinsurers on this Agreement.


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                                  ARTICLE XXIII

FEDERAL EXCISE TAX

(This Article applies to Reinsurers domiciled outside the United States of America, excepting Lloyd's London Underwriters and other Reinsurers exempt from Federal Excise Tax.)

Reinsurers will allow for the purpose of paying Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to such tax. In the event of any return of premium, Reinsurers will deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent will recover such tax from the United States Government.

                                  ARTICLE XXIV

CURRENCY

The use of the sign "V in this Agreement is in reference to United States of America Dollars. Therefore, premiums due Reinsurers and loss payments due the Company hereunder will be in United States of America Dollars.

                                  ARTICLE XXV

RESERVES AND FUNDING

This clause is only applicable to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.

As regards Policies issued by the Company coming within the scope of this Agreement, when the Company files with the insurance department or sets up on its books Statutory Reserves for losses covered hereunder which it is required to set up by law, it will forward to the Reinsurers a statement showing the proportion of such loss reserves applicable to them.

The Reinsurers hereby agrees that they will apply for and secure delivery to the Company a clean, irrevocable, and unconditional Letter of Credit issued by a bank chosen by the Reinsurers and acceptable to the appropriate insurance authorities, in an amount equal to the Reinsurers' proportion of 100% of the Statutory Reserves (as defined in this Agreement) that have been reported to the Reinsurers as shown in the statement prepared by the Company.


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The Letter of Credit will be "Evergreen," will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date, the bank notifies the Company by certified or registered mail that it elects not to consider the Letter of Credit extended for any additional period.

The Company, or its successors in interest, undertakes to use and apply any amounts it may draw upon such Credit pursuant to the terms of the Agreement under which the Letter of Credit is held, for the following purposes only:

         A. To pay the Reinsurers' share or to reimburse the Company for the Reinsurers' share of any liability for loss reinsured by this Agreement, the payment of which has been agreed by the Reinsurers and which has not otherwise been paid.

         B. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurers' share of any liability reinsured by this Agreement.

         C. In the event the Company receives notice that the Letter of Credit will not be extended beyond its expiration date as provided for above, to establish deposit of the Reinsurers' share of 100% of the Statutory Reserves under this Agreement. Such cash deposit will be held in an interest bearing account separate from the Company's other assets, and interest thereon will accrue to the benefit of the Reinsurers. The Company will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate that would be paid by the bank that issued the Letter of Credit. The Company will account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurers.

The bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than semiannually, the Company will prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurers' share of 100% of the Statutory Reserves. If the statement shows that the Reinsurers' share of 100% of the Statutory Reserves:

         A. Exceeds the balance of credit as of the statement date, the Reinsurers will, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference.

         B. Is less than the balance of credit as of the statement date, the Company will, within 30 days after receipt of written request from the Reinsurers, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the


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

                   amount of credit available by the amount of excess credit.

All expenses incurred in the establishment or maintenance of such Letters of Credit will be for the account of the Reinsurers.

                                    ARTICLE XXVI

SERVICE OF SUIT

(This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the panics' obligation to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

In the event of the failure of any Reinsurer hereon to pay any amount claimed to be due hereunder, such Reinsurer, at the request of the Company, wiil submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Lord, Bissell and Brook, 115 South LaSalle Street, Chicago, Illinois 60603, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of any appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit will be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawfi.al process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder, arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                    ARTICLE XXVII

COMMUTATION


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At the Company's option at any time beginning two years from the expiration
(or cancellation) of this Agreement, the amount of the then known and incurred but not reported losses will be ascertained by the Company and a statement listing amounts paid and reserved will be submitted to the Reinsurers. This statement will form the basis of an agreed value for all such ultimate incurred losses. The calculation of such known and incurred but not reported losses, if desired by either party, will be calculated by an independent actuary.

Except as may be mutually agreed, these calculations, duly signed by the Company, will be considered the final and agreed value of all known losses and incurred but not reported losses for this Agreement. The amounts shown to be due to the Company, if any, will be accepted by the Company as Bill settlement of the Reinsurers' liability for all such losses and expenses, constituting, thereby, a complete release of the Reinsurers' liability for all such losses and expenses.

                                    ARTICLE XXVIII

INTERMEDIARY

Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Company or the Reinsurers through the Intermediary. Payments by the Company to the Intermediary will be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.


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

U.S.A

NUCLEAR INCIDENT EXCLUSION CLAUSE--LIABILITY--REINSURANCE

1. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or sub scriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1 of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph 2 from the time specified in Clause III in this paragraph 2 shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision*

I. It is agreed that the policy does not apply under any liability coverage, to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION bodily injury or property damage with respect to which an insured under the policy is also the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III. The inception dates and thereafter of all original policies as described in U above, whether new, renewal or replacement, being policies which either
(a) become effective on or after 1st May, 1960, or
(b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph 2 shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof

3. Except for those classes of policies specified in Clause II of paragraph 2 and without in any way restricting the operation of paragraph I of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or


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

Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph 3, the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision *

It is agreed that the policy does not apply:

I. Under any Liability Coverage to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION bodily injury or property damage

(a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or
(b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereto, with any person or organization.

II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to IMMEDIATE MEDICAL OR SURGICAL RELIEF first aid, to expenses incurred with respect to BODILY INJURY, SICKNESS, DISEASE OR DEATH bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III. Under any Liability Coverage, to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION bodily injury or property damage resulting from the hazardous properties of nuclear material, if

(a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c) the INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is


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

located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to INJURY TO OR DESTRUCTION OF PROPERTY AT SUCH NUCLEAR FACILITY; property damage to such nuclear facility and any property thereat.

IV.      As used in this endorsement:

"hazardous properties" include radioactive, toxic or explosive properties; "nuclear materials" means source materials, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor, "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear & city under paragraph (a) or (b) thereof "nuclear facility" means
(a)      any nuclear reactor,
(b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or
(3) handling, processing or packaging waste,
(c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof or more than 250 grams of uranium 235,
(d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;
WITH RESPECT TO INJURY TO OR DESTRUCTION OF PROPERTY, THE WORD "INJURY" OR "DESTRUCTION" INCLUDES ALL FORMS OF RADIOACTIVE CONTAMINATION OF PROPERTY. "property damage" includes all forms of radioactive contamination of property.

V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3, whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3 shall not be applicable to
(i) Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operation of paragraph I of this Clause, it is understood and agreed that paragraphs 2 and 3 above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association of the Independent Insurance Conference of Canada.


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

--------------------------------------------------------------------------------


*NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

N.M.A.            1590 (21/9/67)
Approved by Lloyd's Underwriters' Non-Marine Association.


AMENDMENT TO THE DEFINITION OF WASTE

It is agreed that the definition of "waste" contained in sub-paragraph IV above is amended to read as follows:
"Waste" means any material

(a) containing byproduct material other than the tailings or waste produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and
(b) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility.


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


                      EXCESS OF LOSS REINSURANCE AGREEMENT

                      ADDENDUM TO THE FINAL PLACEMENT SLIP

COMPANY: Illinois State Medical Inter-Insurance Exchange Illinois

PROGRAM
INCEPTION:        July 1, 1995, 12:01 a.m. Central Standard Time.

EFFECTIVE:        PART I

                  Covering Loss Events during the 24-month term beginning July 1, 1997 where Date of Loss of such Loss event is on or after July 1, 1997.

                  PART II

                  Covering losses under policies (including extended reporting endorsements attaching thereto) attaching during the 24-month term beginning July 1, 1997, but only in respect of those losses where the Date of Loss of such Loss Event is reported prior to July 1, 1995.

                  As respects Part II only, the Date of Loss for claims made during an extended reporting period issued prior to July 1, 1995, will be the last in force day of the original policy period.

                  IN RESPECT OF BOTH PARTS I AND II

                  In the event this Agreement is not renewed, the Reinsurers will remain liable for all Loss Events that involve Policies in force at expiry. Additionally, reinsurers will remain liable for losses relating to a Loss Event first reported during the treaty period. So long as the insured had a policy in force with the Company at the time of non renewal. Such run-off period shall be subject to the payment of an additional premium calculated at the premium rate applied to the unearned premiums as of the date of expiration. Any additional premium shall form part of the premium due for year prior to expiry. Additionally, any extended reporting endorsement in force at expiry to run off until their natural expiry dates are exceeding eight years from the expiry of this Agreement. Furthermore, should the regulatory authority hind the Company to continued policy coverage. Reinsurers shall also be liable as provided herein until the Company can lawfully non-renew such policies.

IT IS HEREBY NOTED AND AGREED, that effective July 1, 1997, the EFFECTIVE
Section is amended to read as follows:

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

ILLINOIS STATE MEDICAL INTER-INS. EXCH.                           EXCESS OF LOSS
                                                                  ADDENDUM NO. 1

EFFECTIVE:        PART I

                  Covering Loss Events during the 24-month term beginning July 1, 1997 where Date of Loss of such Loss Event is on or after July 1, 1997.

                  PART II

                  Covering losses under policies (including extended reporting endorsements attaching thereto) attaching during the 24-month term beginning July 1, 1997, but only in respect of those losses where the Date of Loss of such Loss Event is reported prior to July 1, 1995.

                  As respects Part II only, the Date of Loss for claims made during an extended reporting period issued prior to July 1, 1995, will be the last in force day of the original policy period.

                  IN RESPECT OF BOTH PARTS I AND II

                  In the event this Agreement is not renewed, the Contract will expire on a cut-off basis, and the Reinsurers will not be liable for any Loss Event occurring on or after the expiration date, except for any Loss Events involving in force extended reporting endorsements. Any extended reporting endorsements in force at the expiration date of this Agreement will run-off until their natural expiration dates not exceeding eight years from the expiration date of this Agreement.

                  Notwithstanding the foregoing, the parties to this Agreement recognized that a Loss event may involve Policies covered by this Agreement, as well as Policies not covered hereunder but only by reason of having been written by the Company after the nonrenewal of this Agreement. In such a case, the Company's retention and the Reinsurers' limit of liability for the Loss Event will be proportionate, with the amount of Ultimate Net Loss to be retained by the Company being reduced to that percentage which the Company's settled losses under Policies covered by this Agreement bear to the total of all the Company's settled losses contributing to the same Loss Event. The Reinsurer's liability will be arrived at in the same manner.

EFFECTIVE:
(cont'd)

                  Notwithstanding the other provisions in this Article, in the event the

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
ILLINOIS STATE MEDICAL INTER-INS. EXCH.                           EXCESS OF LOSS
                                                                  ADDENDUM NO. 1

                  Company's Policies are written in a jurisdiction where cancellation, renewal, or nonrenewal is regulated by the insurance authorities, and the Company is bound by such regulations and statues of said jurisdiction or by judicial decision, the Reinsurers will remain liable on any such Policies in force at the expiration date of this Agreement until the date each expires or until the first renewal date when the Company can lawfully nonrenew said Policies, whichever occurs first. If, however, the Company intends to hold the business net and for its own account, or has other reinsurance agreements that would apply to such business, the Reinsurers will not be liable for longer than the run-off period set forth above.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

Assuming that you find everything to be in order, please indicate your acceptance and approval by signing and returning this Addendum to the Final Placement Slip to Aon Re Inc.

ACCEPTED &
APPROVED:_______________________________________________________________________

REFERENCE
NUMBER:_______________________________  DATED:__________________________________

(For processing purposes it is important that you provide our Company's reference number for this program.)


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

                      EXCESS OF LOSS REINSURANCE AGREEMENT

                     ADDENDUM 2 TO THE FINAL PLACEMENT SLIP

COMPANY:          Illinois State Medical Inter-Insurance Exchange Illinois

PROGRAM
INCEPTION:        July 1, 1995, 12:0 1 a.m. Central Standard Time.

EFFECTIVE:        PART I

                  Covering Loss Events during the 24-month term beginning July 1, 1997 where Date of Loss of such Loss Event is on or after July 1,1997.

                  PART II

                  Covering losses under policies (including extended reporting endorsements attaching thereto) attaching during the 24-month term beginning July 1, 1997, but only in respect of those losses where the Date of Loss of such Loss Event is reported prior to July 1, 1995.

                  As respects Part II only, the Date of Loss for claims made during an extended reporting period issued prior to July 1, 1995, will be the last in force day of the original policy period.

                  IN RESPECT OF BOTH PARTS I AND II

                  In the event this Agreement is not renewed, the Contract will expire on a cut-off basis, and the Reinsurers will not be liable for any Loss Event occurring on or after the expiration date, except for any Loss Events involving in force extended reporting endorsements. Any extended reporting endorsements in force at the expiration date of this Agreement will run-off until their natural expiration dates not exceeding eight years from the expiration date of this Agreement.

                  Notwithstanding the foregoing, the parties to this Agreement recognized that a Loss Event may involve Policies covered by this Agreement, as well as Policies not covered hereunder but only by reason of having been written by the Company after the nonrenewal of this Agreement. In such a case, the Company's retention and the Reinsurers' limit of liability for the Loss Event will be proportionate, with the amount of Ultimate Net Loss to be retained by the Company being reduced to that percentage which the

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
ILLINOIS STATE MEDICAL INTER-INS. EXCH.                          EXCESS OF LOSS
                                                                 ADDENDUM NO. 2

                  Company's settled losses under Policies covered by this Agreement bear to the total of all the Company's settled losses contributing to the same

                  IN RESPECT OF BOTH PARTS I AND II (CONT'D)

                  Loss Event. The Reinsurers' liability will be arrived at in the same manner.

                  Notwithstanding the other provisions in this Article, in the event the Company's Policies are written in a jurisdiction where cancellation, renewal, or nonrenewal is regulated by the insurance authorities, and the Company is bound by such regulations and statues of said jurisdiction or by judicial decision, the Reinsurers will remain liable on any such Policies in force at the expiration date of this Agreement until the date each expires or until the first renewal date when the Company can lawfully nonrenew said Policies, whichever occurs first. If, however, the Company intends to hold the business net and for its own account, or has other reinsurance agreements that would apply to such business, the Reinsurers will not be liable for longer than the runoff period set forth above.

IT IS HEREBY NOTED AND AGREED that, effective July 1, 1998 the following revisions are made to this Agreement:

EFFECTIVE:        The term of Part I and II of this Agreement is extended to 36 months to expire at 12:00 a.m. Central Standard Time, July 1,
                  2000.

CONTINGENT
PROFIT
COMMISSION:       FOR THE PERIOD JULY 1, 1997 TO JUNE 30. 1999


                  40% of net profit (based on statutory incurred losses). 15% RHOEF, 2 year adjustment period. Adjusted 36 months after the close of 2 year adjustment period. Deficit credit carry forward to next adjustment period.

                  FOR THE PERIOD JULY 1, 1999 TO JUNE 30, 2000

                  40% of net profit (based on statutory incurred losses). 15% RHOEF, 1 year adjustment period. Adjusted 36 months after the close of


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
ILLINOIS STATE MEDICAL INTER-INS. EXCH.                          EXCESS OF LOSS
                                                                 ADDENDUM NO. 2

                  adjustment period. Such calculation to include any deficit or credit from prior two year adjustment period.

                  For purposes of this Agreement, this adjustment period shall include the excess of income less Outgo from the profit commission for the prior adjustment period, with any profit commission due for this adjustment period to be after the deduction of the profit commission paid for the prior profit commission.

                  Deficit carry forward for a maximum of three years.

EXCLUSIONS:

                  - Directors and Officers Liability, when written as such.
                  - Reinsurance Assumed other than business retroceded to the Company from Fronting arrangements for business written in states where the Company is not licensed.
                  - Nuclear Incident Exclusion Clause - Liability - U.S.A. (N.M.A. 1590).
                  -        Insolvency Funds Exclusion Clause.

OTHER
PROVISIONS:       The following is added to the Other Provisions Section:

                  For the purposes of this Agreement, the date of loss under occurrence policies shall be deemed to be the date such claim was made in accordance with the Company's definition of Claim Made.

INFORMATION:      The following is added to the Information Section:

                  At the end of the first quarter of the 1999 calendar year, estimated GNEPI for the period 7/1/99 - 6/30/2000 will be provided by the Company. Deposit premium for the period 7/1/99
                  - 6/30/2000 will be adjusted accordingly. Deposit premium will continue to be based on 90% of actual.

Agreed by all Reinsurers except RJH 122.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IT IS HEREBY NOTED AND AGREED that, effective July 1, 1998 the following revisions are made to this Agreement:


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
ILLINOIS STATE MEDICAL INTER-INS. EXCH.                          EXCESS OF LOSS
                                                                 ADDENDUM NO. 2

EXCLUSIONS:

                  - Directors and Officers Liability, when written as such.
                  - Reinsurance Assumed other than claims made business retroceded to the Company from Fronting arrangements for business written in states where the Company is not licensed.
                  - Nuclear Incident Exclusion Clause - Liability - U.S.A. (N.M.A. 1590).
                  -        Insolvency Funds Exclusion Clause.

OTHER
PROVISIONS:       The following is added to the Other Provisions Section:

                  For the purposes of this Agreement, the date of loss under occurrence policies shall be deemed to be the date such claim was made in accordance with the Company's definition of Claim Made.

Agreed by RJH 122 only.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

In accordance with your instructions we have placed reinsurance with the Reinsurer(s) listed here subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the ten conditions, or Reinsurer(s) vary in any respect from your instructions. Aon Re Inc. will not responsible for the financial or other obligations of any Reinsurer(s). Should you desire financial information regarding the Reinsurer(s) listed hereon, please contact us and we will furnish it.

THE REINSURER'S OBLIGATIONS UNDER THIS AGREEMENT ARE SEVERAL AND NOT JOINT AND ARE LIMITED SOLELY TO EXTENT OF THEIR INDIVIDUAL PARTICIPATIONS. THE REINSURERS ARE NOT RESPONSIBLE FOR THE PARTICIPATION OF CO-SUBSCRIBING REINSURER WHO FOR ANY REASON DOES NOT SATISFY ALL OR PART OF ITS OBLIGATIONS.

IT IS HEREBY NOTED AND AGREED that, effective July 1, 1999, Reinsurers Signed lines are follows:

REINSURED WITH
DOMESTIC COMPANIES                                                    PERCENTAGE
------------------                                                    ----------
Chartwell Reinsurance Company                                            7.0000%


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
ILLINOIS STATE MEDICAL INTER-INS. EXCH.                          EXCESS OF LOSS
                                                                 ADDENDUM NO. 2

Everest Reinsurance Company                                              6.0000%
Kemper Reinsurance Company                                               6.0000%
NAC Reinsurance Corporation                                             10.0000%
Odyssey Reinsurance Corporation                                          4.0000%
Sydney Reinsurance Corporation                                           2.0000%
Transatlantic Reinsurance Company                                       20.0000%
                                                                        --------
         TOTAL DOMESTIC COMPANIES                                       55.0000%


PLACEMENT THROUGH NICHOLSON LESLIE NORTH AMERICAN REINSURANCE BROKERS

UNDERWRITERS AT LLOYD'S, LONDON
-------------------------------
Lloyd's Syndicate #0122 RJH                                              0.3800%
Lloyd's Syndicate #0205 HGJ                                              0.7500%
Lloyd's Syndicate #0362 WEH                                              1.5100%
Lloyd's Syndicate #0376 JHV                                              0.3400%
Lloyd's Syndicate #0435 DPM                                              4.5300%
Lloyd's Syndicate #0991 AEG                                              1.3200%
Lloyd's Syndicate #1003 SJC                                              0.2900%
Lloyd's Syndicate #1007 SVH                                              3.7700%
Lloyd's Syndicate #1096 RAS                                              1.0000%
Lloyd's Syndicate #2003 SIC                                              0.4600%
Lloyd's Syndicate #2376 JHV                                              0.1600%
                                                                         -------
         TOTAL UNDERWRITERS AT LLOYD'S, LONDON                          14.5100%

LONDON COMPANIES
----------------
CNA International Reinsurance Company Limited                           12.6400%
Unionamerica Insurance Company Limited                                  17.8500%
                                                                        --------
         TOTAL LONDON COMPANIES                                         30.4900%

         TOTAL PLACEMENT THRU NICHOLSON LESLIE NORTH AMERICAN           45.0000%
         REINSURANCE BROKERS

         TOTAL ALL PARTICIPANTS                                        100.0000%

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.


Assuming that you find everything in order, please indicate your acceptance and approval by


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
ILLINOIS STATE MEDICAL INTER-INS. EXCH.                          EXCESS OF LOSS
                                                                 ADDENDUM NO. 2

signing and returning this Final Placement Slip to Aon Re Inc.

ACCEPTED &
APPROVED:         ____________________________________________________________

REFERENCE
NUMBER: ____________________________        DATED:____________________________

(FOR PROCESSING PURPOSES IT IS IMPORTANT THAT YOU PROVIDE YOUR COMPANY'S REFERENCE NUMBER FOR THIS PROGRAM.)


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